As filed with the Securities and Exchange Commission on March 19, 2025

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0694340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18702 N. Creek Parkway, Suite 100

Bothell, WA 98011

(Address of Principal Executive Offices)

Immunome, Inc. 2020 Equity Incentive Plan

Immunome, Inc. 2020 Employee Stock Purchase Plan

Immunome, Inc. 2024 Inducement Plan

(Full titles of the plans)

Clay Siegall, Ph.D.

Chief Executive Officer

Immunome, Inc.

18702 N. Creek Parkway, Suite 100

Bothell, WA 98011

(425) 939-7410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Carlos Ramirez, Esq.

Dylan Kornbluth, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) registers an aggregate of 5,223,041 shares of common stock, par value $0.0001 per share (“common stock”), of Immunome, Inc. (the “Registrant”) consisting of (i) 2,578,433 additional shares issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) effective January 1, 2025, by operation of the 2020 Plan’s “evergreen” provision, (ii) 644,608 additional shares issuable under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) effective January 1, 2025, by operation of the 2020 ESPP’s “evergreen” provision, and (iii) 2,000,000 shares issuable under the Registrant’s 2024 Inducement Plan (the “Inducement Plan”).

Pursuant to General Instruction E to Form S-8, and only with respect to the common stock being registered under the 2020 Plan and 2020 ESPP, this Registration Statement incorporates by reference the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2021 (File No. 333-254731), March 16, 2023 (File No. 333-270598), and February 2, 2024 (File No. 333-276839), in each case as relating to the 2020 Plan and 2020 ESPP, and except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 19, 2025;
(b)	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2024;
(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 23, 2025, January 29, 2025, and January 30, 2025; and
(d)	The description of the Registrant’s Common Stock set forth in the Registration Statement on Form 8-A filed with the Commission on September 30, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Amended and Restated Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Amended and Restated Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2020 and incorporated herein by reference).
4.2	Certificate of Amendment, dated October 2, 2023 to the Amended and Restated Certificate of Incorporation of Immunome, Inc. to implement Officer Exculpation (Filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 4, 2023 and incorporated herein by reference).
4.3	Certificate of Amendment, dated October 2, 2023 to the Amended and Restated Certificate of Incorporation of Immunome, Inc. to implement the Authorized Share Increase (Filed as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 4, 2023 and incorporated herein by reference).
4.4	Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2020 and incorporated herein by reference).
4.5	Form of Common Stock Certificate (Filed as Exhibit 4.2 to Amendment No. 1 to Registrant’s Registration Statement on Form S-1/A filed on September 24, 2020 and incorporated herein by reference).
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1+	Immunome, Inc. 2020 Equity Incentive Plan (Filed as Exhibit 10.6 to Amendment No. 1 to Registrant’s Registration Statement on Form S-1/A filed with the Commission on September 24, 2020 and incorporated herein by reference).
99.2+	Forms of Executive and Non-Executive Stock Option Grant Notice, Option Agreement and Notice of Exercise for the 2020 Equity Incentive Plan (Filed as Exhibit 10.7 to Registrant’s Annual Report on Form 10-K filed with the Commission on March 19, 2025 and incorporated herein by reference).
99.3+	Immunome, Inc. 2020 Employee Stock Purchase Plan (Filed as Exhibit 10.8 to Amendment No. 1 to Registrant’s Registration Statement on Form S-1/A filed with the Commission on September 24, 2020 and incorporated herein by reference).
99.4+	Forms of Executive and Non-Executive Stock Option Grant Notice, Option Agreement and Notice of Exercise for the 2024 Inducement Plan (Filed as Exhibit 10.11 to Registrant’s Current Report on Form 10-K filed with the Commission on March 19, 2025 and incorporated herein by reference).
107*	Filing Fee Table.

* Filed herewith.

+ Denotes management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on March 19, 2025.

IMMUNOME, INC.

By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay Siegall, Ph.D. and Max Rosett, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Clay Siegall	President, Chief Executive Officer and Chairman of the Board of Directors	March 19, 2025
Clay Siegall, Ph.D.	(Principal Executive Officer)

/s/ Max Rosett	Chief Financial Officer	March 19, 2025
Max Rosett	(Principal Financial and Accounting Officer)

/s/ Isaac Barchas	Director	March 19, 2025
Isaac Barchas

/s/ Jean-Jacques Bienaimé	Director	March 19, 2025
Jean-Jacques Bienaimé

/s/ James Boylan	Director	March 19, 2025
James Boylan

/s/ Carol Schafer	Director	March 19, 2025
Carol Schafer

/s/ Sandra Swain	Director	March 19, 2025
Sandra M. Swain, M.D.

/s/ Philip Wagenheim	Director	March 19, 2025
Philip Wagenheim